                                                                     Exhibit 5.1


                 [MORSE, ZELNICK, ROSE & LANDER, LLP LETTERHEAD]





                                                                  (212) 838-1177


                                August ___, 2000


AdStar.com, Inc.
4553 Glencoe Avenue, Suite 325
Marina del Rey
California 90292

Dear Sirs:

      We have acted as counsel to AdStar.com, Inc., a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form SB-2, (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of (i) 1,400,000 shares of common stock (and the offering of an additional 210,000 if the over-allotment option is exercised in full); (ii) the managing underwriter's warrants and (iii) 140,000 shares of common stock issuable upon exercise of the managing underwriter's warrants and any and all amendments to the Registration Statement, and any Registration Statements for any additional shares of common stock, managing underwriter's warrants and shares underlying those additional warrants, pursuant to Rule 462(b) of the Act.

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the proposed form of managing underwriter's warrants, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

      Each share of common stock being offered, (including any shares issued on exercise of the over-allotment option) the managing underwriter's warrant and the common stock underlying those warrants being offered pursuant to the Registration Statement and all amendments thereto and any Registration Statements pursuant to Rule 462(b) of the Act for additional shares of common stock, managing underwriter's warrants and the shares underlying those additional warrants have been duly and validly authorized for issuance and

AdStar.com, Inc.
August ___, 2000
Page 2 of 2



      when issued as contemplated by the Registration Statement or upon exercise of the managing underwriter's warrants will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any and all amendments thereto, and any Registration Statements pursuant to Rule 462(b) of the Act. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. Members of this firm or their affiliates own an aggregate of 82,371 shares of common stock of the Company.

                                    Very truly yours,



                                    MORSE, ZELNICK, ROSE & LANDER, LLP